UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

L3HARRIS TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee paid previously with preliminary materials.

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L3HARRIS TECHNOLOGIES, INC.
1025 West NASA Boulevard
Melbourne, Florida 32919

ADDITIONAL INFORMATION REGARDING 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, APRIL 24, 2020

The following information notifying shareholders of L3Harris Technologies, Inc. (the “Company”) of a change in meeting location relates to the Company’s proxy statement (the “Proxy Statement”), dated March 12, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Shareholders to be held on Friday, April 24, 2020. This information is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 3, 2020.

PLEASE READ THIS INFORMATION IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, APRIL 24, 2020

To the Shareholders of L3Harris Technologies, Inc. (the “Company”):

NOTICE IS HEREBY GIVEN that the Board of Directors of the Company has changed the location of the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) from an in-person meeting to a virtual-only meeting, in response to current public health guidance regarding the coronavirus (COVID-19) pandemic and for the safety of participants.  As previously announced, the Annual Meeting will be held on Friday, April 24, 2020 at 9:30 a.m. Eastern Time (equivalent to 7:30 a.m. Mountain Time).  Participants will not be able to attend the Annual Meeting in person, and we expect our use of a virtual-only meeting format to be a one-time occurrence effective only for 2020 due to the coronavirus (COVID-19) pandemic-related extenuating circumstances.

The platform for the virtual Annual Meeting includes functionality that affords validated shareholders the same meeting participation rights and opportunities they would have at an in-person meeting.  Instructions to access and log-in to the virtual Annual Meeting are provided below, and once admitted, shareholders may view reference materials such as our list of shareholders as of the record date, submit questions and vote their shares by following the instructions that will be available on the meeting website.

It remains very important that your shares are represented and voted at the Annual Meeting. We therefore strongly encourage you to vote in advance of the Annual Meeting, regardless of the number of shares you own, whether you are able to participate in the meeting webcast, and the ability to vote during the Annual Meeting.  If you have already voted, we thank you for taking the time to exercise your right to make your voice heard.  If you have not already voted, please take a moment to vote at your earliest convenience.  See “Voting Methods” below for instructions for various voting methods.

As described in the proxy materials for the Annual Meeting that we previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 28, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or nominee.

Access and Log-in Instructions for Virtual Annual Meeting

To be admitted to the Annual Meeting, go to www.virtualshareholdermeeting.com/LHX2020 and enter the 16-digit control number on your notice or proxy/voting instruction card previously distributed to you.  Online access to the Annual Meeting will open at 9:15 a.m. Eastern Time to allow time for you to log-in prior to the start of the live audio webcast of the Annual Meeting at 9:30 a.m. Eastern Time.  If you are unable to locate your notice or proxy/voting instruction card containing your 16-digit control number or otherwise to log-in as a validated shareholder, you may opt to participate in the Annual Meeting as a “guest,” in which case you will be able to hear the audio webcast but will not be able to utilize the question, voting or other functionality noted above.

The virtual meeting platform is widely supported across browsers (Internet Explorer, Safari, Chrome and Firefox) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins.  Participants, however, should ensure that they have a strong Wi-Fi connection and allow sufficient time prior to the start of the meeting to log-in and ensure that they can hear streaming audio prior to the start of the meeting.

Voting Methods

BEFORE the Annual Meeting:

Vote by Internet	Go to www.proxyvote.com until 11:59 p.m. Eastern Time on April 23, 2020.
Vote by Phone	Call toll-free 1-800-690-6903 until 11:59 p.m. Eastern Time on April 23, 2020.
Vote by Mail	Complete, sign and date your latest proxy/voting instruction card and return it in the postage-paid envelope we have provided.

DURING the Annual Meeting:

Vote by Internet	Go to www.virtualshareholdermeeting.com/LHX2020 and vote during the meeting by following the instructions on the meeting website.

As noted above, we strongly encourage you to vote in advance of the Annual Meeting by using one of the methods set forth above under “BEFORE the Annual Meeting” (also set forth in the proxy materials previously distributed), whether or not you plan to access the Annual Meeting.  The proxy/voting instruction card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.  If you have already voted, you do not need to take any further voting action unless you wish to change your vote.

By Order of the Board of Directors,

Scott T. Mikuen
Senior Vice President, General Counsel and Secretary

Melbourne, Florida
April 3, 2020

The virtual-only Annual Meeting on Friday, April 24, 2020 at 9:30 a.m. Eastern Time will be accessible at www.virtualshareholdermeeting.com/LHX2020.

Important notice regarding the availability of proxy materials for the annual meeting of shareholders to be held on Friday, April 24, 2020: The Proxy Statement and our Transition Report on Form 10-KT for the fiscal transition period ended January 3, 2020 are available at www.proxyvote.com and on our website at www.l3harris.com/corporate-governance.